                                                     Registration Nos. 333-83185
                                                                       333-01469
                                                                       333-01471



                       SECURITIES AND EXCHANGE COMMISSION

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               WGL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                            (State of Incorporation)

                                   52-2210912
                      (I.R.S. Employer Identification No.)

                             ----------------------

                        1999 Incentive Compensation Plan
                     Long-Term Incentive Compensation Plan
                       Directors' Stock Compensation Plan
                           (Full Titles of the Plans)
                   ---------------------------------------

                               John K. Keane, Jr.
                   Senior Vice President and General Counsel
                               WGL Holdings, Inc.
                    1100 H Street, NW; Washington, DC  20080
                                 (202) 624-6505
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

                             ---------------------

                                    Copy to:
                            Gerald J. Laporte, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, NW
                             Washington, DC  20004
                                 (202) 637-6528


   Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also serves as a post-effective amendment to the Registrant's
              Registration Statement on Form S-8, Registration
                          Nos. 333-01469, 333-01471

                              --------------------

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the offering and rule of shares of common stock, no par value, pursuant to

1) The WGL Holdings, Inc. 1999 Incentive Compensation Plan, which were originally registered on Form S-8 by Washington Gas Light Company (File No. 333-83185).

2) The WGL Holdings, Inc. Directors' Stock Compensation Plan, which were originally registered on Form S-8 by Washington Gas Light Company (File No. 333-01471).

3) The WGL Holdings, Inc. Long-Term Incentive Compensation Plan, which were originally registered on Form S-8 by Washington Gas Light Company
      (File No. 333-01469).

WGL Holdings, Inc. will succeed Washington Gas Light Company as registrant of the effective registration statements under which these shares were originally registered. The registration fees in respect of the common stock were paid at the time of the original filings of the Registration Statements on Form S-8 by Washington Gas Light Company.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1) under the Securities Act of 1933 (Securities Act). Such document(s) are not being filed with the Securities and Exchange Commission (SEC) but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

        WGL Holdings, Inc. will file annual, quarterly and current reports, proxy statements and other information with the SEC. Prior to WGL Holdings, Inc. becoming the holding company for Washington Gas Light Company ("Washington Gas"), reports were filed by Washington Gas under the name "Washington Gas Light Company."

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

1934 until all of the shares under the 1999 Incentive Compensation Plan, the Long-Term Incentive Compensation Plan, and the Directors' Stock Compensation Plan have been issued:

-     WGL's Annual Report on Form 10-K for the year ended September 30, 1999;

- WGL's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

-     WGL's Current Report on Form 8-K dated December 30, 1999, January 6,
      2000, February 23, 2000, June 3, 2000, June 28, 2000 and October 16, 2000;

- Description of the Common Stock under the captain "Proposal No. 3 Approval of the Share Exchange and Formation of the Holding Company-Capital Stock" in the Proxy Statement and Prospectus contained in WGL Holdings' Registration Statement on Form S-4 (Reg. No. 333-96017), filed with the SEC on February 2, 2000, as incorporated by reference in the Registration Statement on Form 8-A of WGL Holdings, Inc. filed with the SEC on October 6, 2000, including any amendment or report for the purpose of updating such description.



ITEM 4.    DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.    EXPERTS

Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The following description of indemnification allowed under Virginia statutory law is a summary rather than a complete description. Reference is made to Sections 13.1-692.1 and 13.1-700.11 of the Virginia Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

      Section 13.1-692.1 of the Virginia Stock Corporation Act, as amended
(the "Virginia Code"), places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages asserted against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.





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      Virginia Code Section 13.1-700.11 permits a court, upon application of a director or officer, to review WGL Holdings Inc.'s determination as to a director's or officer's request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order WGL Holdings Inc. to make advances and/or reimbursement for expenses or to provide indemnification, in which case the court shall also order WGL Holdings Inc. to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order WGL Holdings to pay the officer's and director's reasonable expenses incurred to obtain the order.

      Articles FIFTH and SIXTH of the Articles of Incorporation of WGL Holdings Inc. provide, in part, as follows:

      FIFTH:    No director or officer of the Corporation shall be liable to the Corporation or its shareholders for any monetary damages for any action taken or any failure to take any action as a director or officer; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the Commonwealth of Virginia, as in effect at the effective date of these Articles of Incorporation or as thereafter amended. No amendment, modification or repeal of this ARTICLE FIFTH shall eliminate or limit the protection afforded to an officer or director with respect to any act or omission occurring before the effective date hereof.

      SIXTH:    (a) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was, is or is threatened to be named as a defendant or respondent in or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any such action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (any such action, suit or proceeding being herein called a "Proceeding"), because he or she is or was a director or officer of the Corporation or because he or she, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against any and all judgments, settlements, penalties, fines, including any excise tax assessed with respect to an employee benefit plan, and/or reasonable expenses (including counsel fees) incurred with respect to a Proceeding or any appeal therein.

      (b) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in connection with any such Proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled and upon satisfaction of such other conditions as may be required by applicable law.

      (c) The Corporation, by resolution of the Board of Directors, may extend the benefits of this Article SIXTH to current and/or former employees, agents and other representatives of the Corporation (each person entitled to benefits under this Article SIXTH being hereinafter sometimes called an "Indemnified Person").





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
      (d) All rights to indemnification and to the advancement of expenses granted under or pursuant to this Article SIXTH shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this Article SIXTH is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of these Articles of Incorporation, whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article SIXTH shall affect any rights or obligations theretofore existing.

      (e) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against or incurred by him or her in any capacity in respect of which he or she is an Indemnified Person, or arising out of his or her status in such capacity, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article SIXTH. As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (1) under any policy of insurance purchased and maintained on his or her behalf by the Corporation or (2) from any other entity or enterprise served by such person.

      (f) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article SXTH shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

      (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall not be deemed exclusive of any other rights to which any Indemnified Person may be entitled under any statute or court order or any By-law, agreement, vote of shareholders or disinterested directors or otherwise.

      (h) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article SIXTH, such rules and regulations, if any, to be set forth in the By-Laws of the Corporation or in a resolution of the Board of Directors.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.    EXHIBITS

      Reference is made to the Exhibit Index filed as a part of this Post-Effective Amendment No. 1 to the Registration Statement.


ITEM 9.    UNDERTAKINGS





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            (a)     The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being make, a post-effective amendment to this Registration Statement:

                               (i)       To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement;

                    Provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii)
            do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant





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
            has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, WGL Holdings, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 19th day of October, 2000.


                                 WGL HOLDINGS, INC.
                                 (Registrant)



                           By:   /s/ James H. DeGraffenreidt, Jr.
                                 -------------------------------------
                                 James H. DeGraffenreidt, Jr.
                                 Chairman, President and
                                 Chief Executive Officer






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
            Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                         TITLE                        DATE
 Principal executive
 officer and director:


/s/ James H. DeGraffenreidt, Jr.
------------------------------
 James H. DeGraffenreidt, Jr.         Chairman, President and Chief       October 19, 2000
                                      Executive Officer and Director

 Principal financial officer:


/s/ Frederic M. Kline
------------------------------
 Frederic M. Kline                      Vice President and Chief          October 19, 2000
                                            Financial Officer


 Principal accounting officer:

/s/ Robert E. Tuoriniemi
------------------------------
 Robert E. Tuoriniemi                           Controller               October  19, 2000





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
                                 EXHIBIT INDEX

-------------------------------------------------------------------------------------------------------
     EXHIBIT
     NUMBER
-------------------------------------------------------------------------------------------------------
      4(a) *      Amended and Restated Articles of Incorporation of the Registrant (Incorporated by
                  reference to Appendix B to the Proxy Statement and Prospectus in Part I of the
                  Registration Statement on Form S-4 of the Registrant (Reg. No. 333-96017 filed on
                  February 2, 2000))
-------------------------------------------------------------------------------------------------------
      4(b) *      By-Laws of the Registrant (Incorporated by reference to Appendix C to the Proxy
                  Statement and Prospectus in Part I of the Registration Statement on Form S-4 of
                  the Registrant (Reg. No. 333-96017 filed on February 2, 2000))
-------------------------------------------------------------------------------------------------------
      4(c) *      Form of Common Stock Certificate.   (Designated as Exhibit 4 to the Registration
                  Statement on Form S-4, File No. 333-96017 filed on February 2, 2000)
-------------------------------------------------------------------------------------------------------
        5         Opinion of Company Counsel as to legality
-------------------------------------------------------------------------------------------------------
      23(a)       Consent of Arthur Andersen LLP, Independent Public Accountants
-------------------------------------------------------------------------------------------------------
      23(b)       Consent of Counsel (included in Exhibit 5)
-------------------------------------------------------------------------------------------------------



--------------------
*    Incorporated by reference





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